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                                                                   EXHIBIT 10(d)
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                             WARNER-LAMBERT COMPANY

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                          INCENTIVE COMPENSATION PLAN
                         AS AMENDED TO FEBRUARY 6, 2000

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                             WARNER-LAMBERT COMPANY
                          INCENTIVE COMPENSATION PLAN

                                   ARTICLE I
                                PURPOSE OF PLAN

    SECTION 1.1. Warner-Lambert Company has prepared this Plan in order to compensate and reward its Officers and key Employees in managerial and other important positions for their share in the growth and success of the Company and in order to retain and attract persons of competence. The Plan provides a means of sharing, in addition to salaries, certain incentive compensation dependent on profits realized by the Company.

                                   ARTICLE II
                                  DEFINITIONS

    SECTION 2.1. For the purposes of the Plan, unless the context otherwise indicates, the following definitions shall be applicable:

        (a) 'Beneficiary' shall mean the person who has been so designated by a Participant, on a form and in a manner acceptable to the Committee or, if no person has been so designated by a Participant or if a Participant is not survived by the person so designated, 'Beneficiary' shall mean the estate of the Participant.

        (b) 'Board of Directors' or 'Board' shall mean the Board of Directors or the Executive Committee of the Company.

        (c) 'Committee' shall mean the committee appointed to administer the Plan, as provided in Article X, as such committee may from time to time be constituted.

        (d) 'Company' shall mean Warner-Lambert Company.

        (e) 'Deferred Bonus Account' shall mean the account established in accordance with Section 4.4 of this Plan.

        (f) 'Deferred Bonus Portion' shall mean the amount of the Reserve allocated to a Participant which is deferred in accordance with Section 4.3 of this Plan.

        (g) 'Employee' shall mean an employee of the Company or of a subsidiary of the Company.

        (h) 'Fiscal year' shall mean the calendar year or such other fiscal year as may be established from time to time by the Company.

        (i) 'Incentive Compensation Net Income' shall mean the amount determined under Section 3.2 of this Plan.

        (j) 'Incentive Compensation Reserve' shall mean the appropriation provided for in Section 3.1 of this Plan.

        (k) 'Officer' shall mean an officer of the Company or of a subsidiary of the Company.

        (l) 'Participant' shall mean an Officer or Employee (i) to whom an amount of additional incentive compensation has been allocated under the Plan for any Fiscal year in accordance with Section 3.4 of this Plan,
    (ii) whose Deferred Bonus Portions or balance in his Deferred Bonus Account to which he is entitled have not been wholly distributed, or (iii) to whom an amount of additional incentive compensation previously allocated under the Plan remains subject to restrictions, conditions or limitations imposed by the Committee.

        (m) 'Plan' shall mean the Incentive Compensation Plan as set forth herein and in predecessor documents, and as amended from time to time.

        (n) 'Reserve' shall mean the Incentive Compensation Reserve provided for in Section 3.1 of this Plan.

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        (o) The use of the singular shall also include within its meaning the plural and vice versa. The use of masculine shall include feminine.

                                  ARTICLE III
            DETERMINATION AND MAINTENANCE OF INCENTIVE COMPENSATION
                     RESERVE; DETERMINATION OF PARTICIPANTS

    SECTION 3.1. Incentive Compensation Reserve. Beginning with the Fiscal year commencing January 1, 1959, there shall be established and maintained an Incentive Compensation Reserve. The Board of Directors may in the year 1960 and annually thereafter appropriate as additional incentive compensation for the preceding year an amount up to but not in excess of the Incentive Compensation Net Income of the preceding Fiscal year as the Board of Directors, in its discretion, shall determine. The amount so appropriated shall be credited to the Reserve.

    SECTION 3.2. Definition of Incentive Compensation Net Income. The term 'Incentive Compensation Net Income' shall consist of an amount equal to four percent (4%) of the amount by which the net profit shall exceed six percent (6%) of the capital actually employed in carrying on the business of the Company (as such capital shall be determined from time to time by the Board of Directors, including in such determination an appropriate amount for goodwill); provided, however, that no such additional incentive compensation shall be paid for any Fiscal year of the Company during which the amount which would otherwise be available for such purposes shall be less than $80,000, or for any year in which no cash dividend is paid on the common stock of the Company.

    Said net profit shall be the net profit of the Company and its subsidiaries computed on a consolidated basis determined in accordance with generally accepted accounting principles, provided that, in any event, in making such determination, the following provisions of this Section shall govern:

        (a) The net profit shall be determined before any deduction for federal or equivalent foreign taxes based on income and before any deduction in respect of or provision for appropriations or distributions made or to be made under this Plan.

        (b) In determining net profit there shall be deducted an amount equal to dividends and interest accruing during such year on any stock or other securities of the Company which are senior to common stock of the Company, or on any stock or other securities of a subsidiary not held by the Company or a subsidiary, which were outstanding during each year.

        (c) There shall be excluded from such net profit extraordinary or unusual or infrequently occurring items of income and expense which, individually or in the aggregate, are material in amount.

    SECTION 3.3. Procedure for Determination of Incentive Compensation Net Income and Amount of Annual Appropriation to Reserve. (a) As soon as feasible after the close of the Fiscal year 1959, and the close of each Fiscal year thereafter, the fiscal officers of the Company shall determine the amount of the Incentive Compensation Net Income for the preceding Fiscal year in accordance with the provisions of Section 3.2 hereof, and shall report such determination to the Board of Directors, to the Committee, and to the independent public accountants of the Company.

    (b) The independent public accountants of the Company shall review such determination and report to the Committee and to the Board of Directors their opinion thereof and any corrections which they deem proper. The Committee upon the receipt of such determination and report shall recommend to the Board of Directors the amount of the annual appropriation to be made by the Company to the Reserve, which shall not exceed the maximum amount authorized by the provisions of Section 3.1 hereof, as additional incentive compensation for the preceding year.

    (c) Such reports of the fiscal officers of the Company and of the independent public accountants, and such determination and recommendations of the Committee, shall be reviewed by and subject to the approval of the Board of Directors, which shall authorize the appropriation to be made by the Company to the Reserve as additional incentive compensation for the preceding year as provided in Section 3.1, within the maximum limit therein provided.

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    SECTION 3.4. Determination of Participants and Amount of Allocations. The
Committee shall each year, after consultation with management, determine the Officers and key Employees who shall be entitled to participate under the Plan for the preceding year, and the amount to be allocated to each such person as additional incentive compensation for such year, and the restrictions, conditions or limitations, if any, which are to be imposed upon all or any part of any amounts allocated to any or all Participants under the Plan, which determination shall be reviewed by and subject to the approval of the Board of Directors. The total compensation to each Participant, including salary, additional incentive compensation payable pursuant to the Plan, retirement and all other benefits, shall not, in the opinion of the Committee and of the Board of Directors, be in excess of the fair and reasonable compensation for the services of such Participant. All determinations, by the Committee and the Board, of Incentive Compensation Net Income for any year, of the amounts to be appropriated annually to the Reserve, the determination of the persons to participate under the Plan, and the amounts to be allocated to each, shall be final and conclusive and binding upon all interested parties. No director shall vote on his own participation in the Plan. If all of the Reserve for a Fiscal year shall not be allocated as additional incentive compensation, the excess shall be credited to the earnings of such Fiscal year.

                                   ARTICLE IV
           CURRENT CASH PAYMENTS; ELIGIBILITY FOR DEFERRAL OF BONUS;
                DEFERRED BONUS ELECTION; DEFERRED BONUS ACCOUNT

    SECTION 4.1. Current Cash Payments. Except as provided in Section 4.3, the amount of the Reserve allocated to a Participant for any Fiscal year shall be paid, in cash, to such Participant as soon as practicable in the calendar year in which such amount is allocated to the Participant, on a date fixed by the Committee.

    SECTION 4.2. Eligibility for Deferral of Bonus. Commencing with Reserves allocated for Fiscal years after 1984, the Committee shall determine the Officers and Employees who shall be eligible to elect deferral, in accordance with the provisions of Section 4.3. The Committee may change such eligibility from time to time in its sole discretion.

    Notwithstanding the foregoing provisions of this Section 4.2, a Participant who has satisfied the requirements to elect deferral with respect to allocations made for Fiscal years prior to 1984 in accordance with Section 2.5 of the Plan, As Amended To September 27, 1983, shall continue to be eligible to elect deferral.

    SECTION 4.3. DEFERRED BONUS ELECTION. An Officer or Employee who is eligible for deferral in accordance with Section 4.2 hereof may each year elect to defer payment of all or a portion of the Reserve which may be allocated to him with respect to such Fiscal year, provided that the election is made on or before December 31 of the year with respect to which such allocation is made. The amount so deferred shall be referred to as the Deferred Bonus Portion.

    Except as provided in Article XI, an election to defer payment of any portion of the Reserve allocated to a Participant for a particular year shall become irrevocable on the last day of the year on which such election may be made.

    SECTION 4.4. Deferred Bonus Account. There shall be established, in the name of each Participant who has made the election described in Section 4.3, a Deferred Bonus Account. As of January 1 of the year immediately following the year with respect to which the Deferred Bonus Portion relates, each Participant's Deferred Bonus Account shall be credited with the amount of the Deferred Bonus Portion. Payment of amounts credited to a Participant's Deferred Bonus Account shall be made in the manner and at the time prescribed in
Section 6.1.

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                                   ARTICLE V
               INVESTMENT OF AND RETURN ON DEFERRED BONUS PORTION

    SECTION 5.1. Use of Deferred Bonus Accounts by Company. The Company shall not be required to segregate the funds required for the establishment of a Participant's Deferred Bonus Account but may utilize such funds for such purposes as it deems appropriate, including working capital.

    SECTION 5.2. Adjustment to Deferred Bonus Accounts. Deferred Bonus Accounts shall be adjusted and increased each year, as if interest was credited thereon, at the average prime rate (as determined by the Committee) for the year plus 4% which shall be credited to each Participant's Deferred Bonus Account as of December 31 in each year, or as of such other date during the year as shall be determined by the Committee, and such adjustment shall thereafter become a part of the Participant's Deferred Bonus Account. The rate of adjustment to be credited to Participants' Deferred Bonus Accounts shall be subject to annual review by the Committee which may, in its sole discretion, change such rate as to succeeding periods. Upon the occurrence of a Change in Control (as hereinafter defined), the formula for determining the rate of adjustment to be credited to Deferred Bonus Accounts of Participants in all future years may not be reduced below the formula in effect at the Change in Control. For purposes hereof, a Change in Control shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the 'Act')), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (ii) the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets or plan of liquidation, or (iii) the composition of the Board of Directors of Warner-Lambert Company (for purposes of this paragraph, the 'Board') at any time during any consecutive twenty-four (24) month period changes such that the Continuity Directors (as hereinafter defined) cease for any reason to constitute at least fifty-one percent (51%) of the Board. For purposes of the foregoing clause (iii), 'Continuity Directors' means those members of the Board who either (a) were directors at the beginning of such consecutive twenty-four (24) month period, or (b)(1) filled a vacancy during such twenty-four (24) month period created by reason of (x) death, (y) a medically determinable physical or mental impairment which renders the director substantially unable to function as a director or (z) retirement at the last mandatory retirement age in effect for at least two (2) years, and (2) were elected, nominated or voted for by at least fifty-one percent (51%) of the current directors who were also directors at the commencement of such twenty-four (24) month period. The third sentence of Section 5.2 shall not apply to any employee who is not an 'Employee' (as defined in Section 3.1 of the Enhanced Severance Plan) as of the date of approval by the stockholders of Warner-Lambert Company of the transaction contemplated by the Agreement and Plan of Merger, dated February 6, 2000, among Pfizer Inc., Seminole Acquisition Sub Corp. and Warner-Lambert Company. The foregoing shall not affect the rights of any beneficiary of a Participant.

                                   ARTICLE VI
                       PAYMENT OF DEFERRED BONUS ACCOUNTS

    SECTION 6.1. Distributions out of Deferred Bonus Accounts. Subject to the provisions of Section 7.1 hereof, distributions in respect of the Deferred Bonus Account of any Participant shall, unless the Committee otherwise determines, become payable in full to such Participant or to his Beneficiary, as the case may be, in cash, annually, over a period of not less than three nor more than fifteen years, as determined by the Committee, upon the happening of any of the events described in this Section. The first payment shall be made within fifteen months after the happening of any such event. The amount of each distribution shall be the amount obtained by multiplying the balance in the Participant's Deferred Bonus Account by a fraction, the numerator of which is 1 and the denominator of which is the number of years in which distributions remain to be made (including the current distribution).

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    The Participant's Deferred Bonus Account shall be charged with the amount of each distribution. The events are as follows:

        (a) Termination of Participant's Employment with the Company or a Subsidiary. Termination of a Participant's employment provided that a leave of absence approved by the Company shall not constitute a termination of service. In the event of a Participant's death, the Deferred Bonus Account shall be distributed to the Participant's Beneficiary.

        (b) Total and Permanent Disability. Such disability shall be deemed to have occurred only when certified by a physician appointed by the Company or by a physician acceptable to the Company. In the event of the cessation of such disability and the return of such Participant to work for the Company, distribution in respect of such part, if any, of such balance as shall remain to his credit shall be deferred and shall be made only to such extent and at such time as distribution would otherwise be made in accordance with the Plan.

    SECTION 6.2. Withholding of Taxes. There shall be deducted from all payments under the Plan any taxes or other amounts required by any government to be withheld from any such payments.

    SECTION 6.3. Accelerated Distributions from Deferred Bonus Accounts. Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, the provisions of this Section 6.3 shall govern all distributions from the Plan to Participants. Upon the first to occur after a Change in Control of the Participant's termination of service with the Company or total and permanent disability, the Participant shall promptly receive a lump sum payment, in cash, of the balance in his Deferred Bonus Account, provided, however, if
(x) a Participant was eligible for bonus deferral under Section 4.2 hereof on September 27, 1994, and he or she consented in writing to the provisions described in the following sentence prior to November 1, 1994, or (y) a Participant became eligible for bonus deferral after September 27, 1994, then the provisions described in the following sentence shall apply in lieu of this sentence. Upon the first to occur within 3 years after a Change in Control of a Participant's termination of employment with the Company or the Participant's total and permanent disability, he or she may, within 30 days thereafter, designate a distribution schedule for their Deferred Bonus Account which schedule may provide for a lump sum payment or installment payments over a period of up to 15 years, provided, however, that no payment shall be made until the end of the severance period (for example, if the Participant is entitled to 3 years' severance pay, deferred bonus payments may not begin until 3 years after termination even if such Participant receives the severance pay in a lump sum at termination). If a Participant to whom the preceding sentence is applicable fails to designate a distribution schedule in accordance with such sentence, then the Deferred Bonus Account shall be distributed in a lump sum at the end of the severance period. This Section shall not apply to Participants with respect to whom an event described in Section 6.1 occurred prior to the Change in Control. This Section shall not apply to any employee who is not an 'Employee' (as defined in Section 3.1 of the Enhanced Severance Plan) as of the date of approval by the stockholders of Warner-Lambert Company of the transaction contemplated by the Agreement and Plan of Merger, dated February 6, 2000, among Pfizer Inc., Seminole Acquisition Sub Corp. and Warner-Lambert Company. The foregoing shall not affect the rights of any beneficiary of a Participant.

                                  ARTICLE VII
        CONTINGENCIES RESULTING IN REDUCTION OF DEFERRED BONUS ACCOUNTS

    SECTION 7.1. Notwithstanding any of the provisions hereinabove set forth (except Section 6.3), distribution in respect of the balance in the Deferred Bonus Account of any Participant shall be subject to the following conditions:

        (a) Reduction of Deferred Bonus Accounts on Certain Terminations of Employment. If a Participant shall cease to be an Employee within a period of three years following the close of a Fiscal year with respect to which an allocation shall have been made to him, the balance in his Deferred Bonus Account and the Company's obligation in respect thereof shall be reduced as follows: for the third Fiscal year preceding the year in which he shall cease to be an Employee the balance shall be reduced by the sum of 5% of the amount credited to his Deferred Bonus Account with respect to that year and all adjustments allocable thereto; for the second Fiscal year preceding

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    such termination of employment the balance shall be reduced by the sum of
    10% of the amount credited to his Deferred Bonus Account with respect to that year and all adjustments allocable thereto; and for the Fiscal year immediately preceding such termination of employment the balance shall be reduced by the sum of 15% of the amount credited to his Deferred Bonus Account with respect to that year and all adjustments allocable thereto. The amount by which any balance in a Deferred Bonus Account shall be reduced shall be forfeited by the Participant, and the Company's obligation in respect thereto shall be canceled. No such reduction in a balance in a Deferred Bonus Account, or the cancellation of the Company's obligation in respect thereto, shall be made, however, where termination of employment shall have resulted from death, disability or retirement under a retirement plan of the Company or a subsidiary, or shall occur under circumstances deemed by the Committee in its sole discretion not to be contrary to the interests of the Company.

        (b) Services to be Rendered after Termination of Employment. Each Participant who has a balance in a Deferred Bonus Account shall, after he ceased to be an Employee, make himself available for such consultative and advisory services as the Company may reasonably request taking fairly into consideration the age, health, residence, and individual circumstances of the Participant and the total amount of his allocation. If such Participant shall unreasonably refuse to render such services, the Company's obligation to make further payments in respect of the balance in his Deferred Bonus Account shall forthwith terminate. Such Participant shall have no obligation to render any services pursuant to this Plan after he shall cease to be an Employee except as may be required by the Company under this subparagraph, and the death or disability of such Participant or the failure of the Company to call upon him for rendering of the services called for under this subparagraph shall not affect in any way the right of such Participant or his Beneficiary, as the case may be, to receive distributions with respect to the unpaid balance in his Deferred Bonus Account, it being the intent and purpose of this subparagraph that the obligation of the Participant shall be to use his best efforts to render such consultative and advisory services, if any, as the Company may reasonably call upon him to render during each Fiscal year in which distribution in respect of the balance in his Deferred Bonus Account shall have been made or shall be due to him.

        (c) Allocations Lost to be Retained by Company. Any amount which a Participant shall not be entitled to receive by virtue of the provisions of paragraphs (a) and (b) of this Section shall be retained by the Company free of all claim or restrictions and the appropriate amount eliminated from the Participant's Deferred Bonus Account and the Reserve.

        (d) In the event of the occurrence of a Change in Control, the foregoing provisions of this Section 7 shall cease to apply to Participants. This Section shall not apply to any employee who is not an 'Employee' (as defined in Section 3.1 of the Enhanced Severance Plan) as of the date of approval by the stockholders of Warner-Lambert Company of the transaction contemplated by the Agreement and Plan of Merger, dated February 6, 2000, among Pfizer Inc., Seminole Acquisition Sub Corp. and Warner-Lambert Company. The foregoing shall not affect the rights of any beneficiary of a Participant.

                                  ARTICLE VIII
                                 SCOPE OF PLAN

    SECTION 8.1. To Whom Applicable. This Plan shall apply to such Officers and key Employees as may be selected by or under the authority of the Committee after consultation with the management of the Company.

    SECTION 8.2. No Prohibition Against Other Plans. Nothing in this Plan shall be construed as preventing the Company or any of its subsidiaries from establishing sales commission plans or any other or different plans providing for incentive compensation for employees.

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                                   ARTICLE IX
                  GENERAL CONDITIONS; MISCELLANEOUS PROVISIONS

    SECTION 9.1. Plan amendments. The Board of Directors may from time to time amend, suspend or terminate in whole or in part or may reinstate any or all of the provisions of the Plan, except that (a) no amendment, suspension or termination may, without his consent, apply to the payment made to any Participant of any Reserve amount allocated to such participant (deferred or otherwise), or with respect to the balance in his Deferred Bonus Account, prior to the effective date of such amendment, suspension or termination, and (b) no amendment may be made which will increase the maximum amount which may be appropriated to the Reserve under the Plan without prior approval of the holders of a majority of the outstanding shares of the common stock of the Company. Notwithstanding anything in the preceding sentence to the contrary, the Committee may adopt any amendment to the Plan which (a)(i) does not increase Plan liabilities by an amount in excess of five million dollars ($5,000,000) and does not increase Plan expense by an amount in excess of five hundred thousand dollars ($500,000) or (ii) is required by an applicable law, regulation or ruling, (b) can be undertaken by the Board of Directors under the terms of the Plan, (c) does not involve a termination or suspension of the Plan, and
(d) does not affect the limitations contained in this sentence and does not affect the composition or compensation of the Committee. Without limiting the generality of the foregoing, the Board of Directors or the Committee may, subject to the limitations contained in this Section, amend or rescind any provision of the Plan so as to change the number of installments or modify the period of time during which any such installments shall be paid and the contingencies under which any such installments shall be paid.

    SECTION 9.2. Non-Assignability of Benefits; Loans Prohibited. Except as otherwise required by law, it is a condition of the Plan that no Participant or any person claiming under or through any Participant shall have any right to assign, transfer, appropriate, encumber, or anticipate his interest in the Plan or any payments to be made thereunder, and no benefits or payments, rights or interests of a Participant of any kind or nature shall in any way be subject to any legal process to levy upon, garnishee or attach the same for payment of any claim against the Participant or any person claiming under or through the Participant nor shall any Participant or any person claiming under or through any Participant have any right of any kind whatsoever with respect to the Plan or any interest therein other than the right to receive distributions under the Plan as and when the same are due and payable under the terms of the Plan.

    No loan shall be made by the Company to any Participant of any amount allocated to him under the Plan.

    SECTION 9.3. Right to Terminate Employment. The selection of any Officer or Employee for participation in the Plan in any year shall not give such Participant any right to participate in the Plan in any future year or to be retained in the employ of the Company or any subsidiary, and the right and power of the Company or any subsidiary to dismiss or discharge any Participant is specifically reserved.

    SECTION 9.4. Unclaimed Benefit. Any benefit hereunder which is unclaimed, including outstanding checks, may, as determined by the Committee, be forfeited.

    SECTION 9.5. No Vested Rights of Participants. The Company's sole obligation to a Participant or any person claiming under or through any Participant in respect of the payment of any balance in his Deferred Bonus Account shall be solely a contractual obligation in accordance with the terms of this Plan. The Company shall have no further or other obligation in respect of any amounts described above. The Deferred Bonus Accounts and the Deferred Bonus Portions credited thereto shall not be held or set aside in trust. No Participant or any person claiming under or through him shall have any vested or other rights in the Reserve, in the Deferred Bonus Portion or the Deferred Bonus Account in his name.

    No Participant shall have any right with respect to any allocation, until such allocation or written notice thereof shall have been delivered to him; nor shall any such Participant or any person claiming under or through him have any right or interest in this Plan, or in the Reserve, or in any allocation hereunder, or in any balance in any Deferred Bonus Account unless and until all the terms, conditions

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and provisions of the Plan that affect such Participant have been complied with as specified herein and, in such case, only to the extent provided herein.

    SECTION 9.6. Withholding of Distributions. In the event that any dispute shall arise as to the person or persons to whom any distribution shall be made, the Company may withhold such distribution until such dispute shall have been determined in accordance with law. All distributions to Participants and Beneficiaries shall be subject to any applicable tax, community property or other statutes and regulations of the United States or of any state having jurisdiction thereof.

    SECTION 9.7. Reliance on Accounts. The Board of Directors and the Committee may rely upon any information supplied to them by an Officer or by the Company's independent public accountants in connection with the administration of the Plan. The determination of the Company's independent public accountants as to the Incentive Compensation Net Income of the Company for any year and the maximum amounts which may be appropriated to the Reserve in any year and any other computations or matters arising under the Plan and referred to such independent public accountants by the Committee or the Board for determination shall be final, conclusive and binding on the Company and on all Participants and upon all persons claiming through or under any Participant.

    SECTION 9.8. Liability. No member of the Board of Directors or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member, or by any officer, agent, or employee or by any investment advisor or financial institution appointed by the Committee.

    SECTION 9.9. Governing Law. This Plan shall be governed by the law of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflicts of laws).

                                   ARTICLE X
                     ADMINISTRATION OF THE PLAN; COMMITTEE

    SECTION 10.1. Appointments of Committee. The Plan shall be administered by a Committee of not less than three members to be appointed by the Board of Directors from among its own members, none of whom shall be a present Officer or Employee. No member of the Committee shall be eligible to participate in the Plan or in any award of incentive compensation allocated under the Plan after the date he becomes a member of the Committee. The membership of the Committee may be reduced, changed or increased from time to time in the absolute discretion of the Board of Directors.

    SECTION 10.2. Organization of Committee. The Committee shall select a Chairman from among its members and designate a Secretary, who need not be a member of the Committee and who may be a Participant under the Plan. The Secretary shall keep all records of meetings of the Committee and of any actions taken by the Committee. A majority of the Committee shall constitute a quorum and the decision of a majority of the members of the Committee present at any meeting at which a quorum is present, expressed from time to time by a vote at a meeting (including a meeting held by telephone conference call or in which one or more members of the Committee participate by telephone), or the decision of a majority of the members expressed in writing without a meeting, shall govern and control the exercise of the authority of the Committee. The Committee shall meet at such time and place as the Chairman shall designate. The Committee shall serve without compensation, except that they shall be entitled to the usual attendance fees and disbursements in connection with attending any meeting.

    SECTION 10.3. Powers and Duties of Committee. The Committee shall have full discretionary power to construe and interpret this Plan, to modify the rate of adjustment to be paid on the amounts in the Deferred Bonus Accounts on a prospective basis, to determine any and all questions arising under the Plan, including the right to remedy possible ambiguities, inconsistencies and omissions, and to establish and amend rules and regulations for its administration. Similarly, the determination of the happening of any of the contingencies mentioned in Article VII resulting in the loss or reduction of benefits therein provided, the determination of those who may participate in additional incentive compensation under the Plan, the amount of individual allocation to such Participants, and whether distributions to any Participants or their Beneficiaries should be made otherwise than in installments of from three to fifteen years provided for in Section 6.1, shall rest in the absolute discretion of the Committee subject to the review of the Board as herein provided (and no Participant or Beneficiary shall have the right to require

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any distribution otherwise than in accordance with said Section 6.1). The
Committee shall make an initial determination of the amount of the Reserve to be allocated to Participants and the restrictions, conditions or limitations upon the payment of all or any part of any amounts allocated to a Participant under the Plan it considers appropriate at the time such amount is allocated.

    All such determinations, constructions, interpretations, rules and regulations made pursuant to this Section shall be conclusive and binding upon all Participants and on all persons claiming under or through any Participant.

                                   ARTICLE XI
         REVOCATION OF ELECTION TO DEFER PAYMENT FOR FINANCIAL HARDSHIP

    SECTION 11.1. The Committee may, in its sole discretion, alter or revoke an election made by a Participant to defer payment of any amount of the Reserve allocated to such Participant, on a clear showing of financial hardship suffered or to be suffered by such Participant.

                                  ARTICLE XII
                      CONTINGENT ALLOTMENT RESERVE ACCOUNT

    SECTION 12.1. A Participant who had a Contingent Allotment Reserve Account under the Plan as in effect before December 31, 1976 shall continue to be governed by the terms and conditions of Article XII of the Plan, As Amended To September 27, 1983, with respect to such Contingent Allotment Reserve Account.

                                  ARTICLE XIII
                            APPROVAL; EFFECTIVE DATE

    SECTION 13.1. This document restates the Plan in its entirety, as adopted by the stockholders of the Company at the Annual Meeting of Stockholders of the Company on May 12, 1959, and as amended by all amendments to the Plan since that date.

                                          WARNER-LAMBERT COMPANY

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